Exhibit 99.1

DESTINATION MATERNITY ANNOUNCES RESIGNATION OF CFO

Judd P. Tirnauer, EVP & CFO, to Depart April 22, 2016

Moorestown, NJ, March 29, 2016 – Destination Maternity Corporation (NASDAQ: DEST), the world’s leading maternity apparel retailer, today announced that Judd P. Tirnauer, Executive Vice President & Chief Financial Officer will depart the Company to take a senior leadership role with a private specialty retailer. Mr. Tirnauer will remain with the Company until April 22, 2016 to ensure a smooth transition. The Company intends to immediately commence a search for a new chief financial officer.

Anthony Romano, Chief Executive Officer, President and Director of the Company, stated: “On behalf of myself, our Board and all of our team members, I wish to thank Judd for his many contributions during his time at Destination Maternity and for his support of me over my eighteen months with the Company. Judd joined Destination Maternity (then known as Mothers Work, Inc.) in November 2001 as our Director of Financial Planning & Analysis and quite impressively ascended through the financial side of the business to eventually become the Company’s Chief Financial Officer in 2008. One of Judd’s great accomplishments in that position has been his development of a strong financial team, as well as strong internal control processes, that leave us well positioned as we move forward after his departure. I appreciate his professionalism in offering to help us with an orderly transition before he leaves for his new opportunity and I wish him the best.”

Judd P. Tirnauer stated: “Following a fifteen year career at Destination Maternity, I believe the time is right to make a personal change and pursue a senior leadership role with another specialty retailer. I am making this transition with Destination Maternity having a solid financial and operational foundation and a talented team to continue to execute its turnaround. I am grateful I had the opportunity to work with such a passionate and driven team and I wish the Company and all of its team members the very best.”

About Destination Maternity

Destination Maternity Corporation is the world’s largest designer and retailer of maternity apparel. As of January 30, 2016 Destination Maternity operates 1,815 retail locations in the United States, Canada, Puerto Rico and, most recently, England, including 536 stores, predominantly under the trade names Motherhood Maternity®, A Pea in the Pod® and Destination Maternity®, and 1,279 leased department locations. The Company also sells merchandise on the web primarily through its motherhood.com, apeainthepod.com and destinationmaternity.com websites. Destination Maternity has international store franchise and product supply relationships in the Middle East, South Korea, Mexico, Israel and India. As of January 30, 2016 Destination Maternity has 193 international franchised locations, including 25 standalone stores operated under one of the Company’s nameplates and 168 shop-in-shop locations. Destination Maternity also distributes its Oh Baby by Motherhood® collection through a licensed arrangement at Kohl’s® stores throughout the United States and on Kohls.com.

Forward-Looking Statements

The Company cautions that any forward-looking statements (as such term is defined in the Private Securities Litigation Reform Act of 1995) contained in this press release or made from time to time by management of the Company, including those regarding earnings, net sales, comparable sales, other results of operations, liquidity and financial condition, management changes and various business initiatives, involve risks and uncertainties, and are subject to change based on various important factors. The following factors, among others, in some cases have affected and in the future could affect the Company’s financial performance and actual results and could cause actual results to differ materially from those expressed or implied in any such forward-looking statements: the continuation of the economic recovery of the retail industry in general and of apparel purchases in particular, our ability to successfully manage our various business initiatives, our ability to successfully pursue, complete and manage any acquisitions and related matters, adverse effects on the market price of our common stock and on our operating results because of a failure to complete any proposed acquisition, failure to realize any benefits of any proposed acquisition, the success of our international business and its expansion, our ability to successfully manage and retain our leased department and licensed relationships and marketing partnerships, future sales trends in our existing retail locations and through the Internet, unusual weather patterns, changes in consumer spending patterns, raw material price increases, overall economic conditions and other factors affecting consumer confidence, demographics and other macroeconomic factors that may impact the level of spending for apparel, expense savings initiatives, our ability to anticipate and respond to fashion trends and consumer preferences, unanticipated fluctuations in our operating results, the impact of competition and fluctuations in the price, availability and quality of raw materials and contracted products, availability of suitable store locations, continued availability of capital and financing, our ability to hire and develop senior management and sales associates, our ability to develop and source merchandise, our ability to receive production from foreign sources on a timely basis, our compliance with applicable financial and other covenants under our financing arrangements, potential debt prepayments, the trading liquidity of our common stock, changes in market interest rates, our compliance with certain tax incentive and abatement programs, war or acts of terrorism and other factors set forth in the Company’s periodic filings with the U.S. Securities and Exchange Commission (the “SEC”), or in materials incorporated therein by reference. Although it is believed that the expectations reflected in such forward-looking statements are reasonable, no assurance can be given that such expectations will prove to have been correct and persons reading this announcement are therefore cautioned not to place undue reliance on these forward-looking statements which speak only as at the date of this announcement. The Company assumes no obligation to update or revise the information contained in this announcement (whether as a result of new information, future events or otherwise), except as required by applicable law.

CONTACT:	Judd P. Tirnauer Executive Vice President & Chief Financial Officer (856) 291-9777